Exhibit 99.1

Gaucho Group Holdings, Inc. Announces Nasdaq Listing and Pricing of $8.0 Million Public Offering

NEW YORK, NY, February 16, 2021 — Gaucho Group Holdings, Inc. (NASDAQ:VINO) (the “Company”), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods & accessories, today announced the pricing of an underwritten public offering of 1,333,334 units, consisting of one share of common stock and one common stock purchase warrant, at a public offering price of $6.00 per unit for aggregate gross proceeds of $8,000,004 prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 199,999 units at the public offering price less the underwriting discounts and commissions. The offering is expected to close on February 19, 2021, subject to satisfaction of customary closing conditions.

The Company has received approval to list its common stock on the Nasdaq Capital Market under the symbol “VINO”, with trading expected to begin on February 17, 2021.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as sole bookrunning manager for the offering.

The United States Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on February 16, 2021. A final prospectus relating to this offering will be filed with the SEC. When available, copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho - Buenos Aires™ (gauchobuenosaires.com), these are the luxury brands in which Argentina finds its contemporary expression.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Media Relations:

Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com